UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2007

                             ESCO TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

         Missouri                       1-10596                43-1554045
(State or other jurisdiction     (Commission File Number)     (IRS Employer
    of incorporation)                                      Identification No.)

    9900A Clayton Road
     St. Louis, MO                                                  63124-1186

(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:  (314) 213-7200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written  communications  pursuant to Rule 425 under the  Securities Act
        (17 CFR 230.425)

     [ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     As of November 6, 2007, the Registrant and ESCO Technologies Holding, Inc., a wholly-owned subsidiary of the Registrant ("ESCO Holding"), entered into a Stock Purchase and Sale Agreement (the "Agreement") with Doble Engineering Company ("Doble") and each of Doble's stockholders (the "Selling Stockholders") pursuant to which ESCO Holding agreed to purchase Doble (the "Transaction"). In connection with the Transaction, Doble entered into a new employment agreement with Robert A. Smith, Doble's chief executive officer. Doble offers diagnostic instruments, services, and a library of statistically significant apparatus test results for the electric utility industry and industrial power users worldwide (the "Business").

     The Transaction is structured as a sale of all issued and outstanding capital stock of Doble. The total consideration to be paid by ESCO Holding to
Selling  Stockholders  is  $319,000,000  (the "Cash  Amount"),   net  of  Doble
indebtedness and Transaction expenses, and subject to adjustment for certain tax benefits realized by the Registrant or Doble post closing and for changes in net working capital (the "Cash Consideration"). ESCO Holding plans to finance the Transaction with existing cash and borrowings under a new credit facility it intends to enter into with a group led by National City Bank, N.A. The Registrant has agreed to guarantee the obligations of ESCO Holding under the Agreement.

     A portion of the Cash Consideration will be placed into escrow to pay (i) amounts due pursuant to the indemnification obligations of the Selling Stockholders up to the Maximum (as defined below) and (ii) certain change of control payments payable in connection with the Transaction. Additionally, $500,000 of the Cash Consideration will be used as a fund for the payment of the fees and expenses incurred by the Selling Stockholders' representative.

Representations and Warranties

     The Agreement provides for typical representations and warranties among the parties that must be accurate on both the execution date and the closing date. The representations and warranties generally survive for fourteen months after closing, subject to certain exceptions for representations and warranties with longer survival periods, including those relating to (i) tax matters, employee benefits, foreign operations and export control, intellectual property and environmental matters, which survive for twenty-four months after closing, and
(ii) Doble's authorization, capitalization and brokers' fees, and the Selling Stockholders' ownership of Doble shares and authority, which survive until the expiration of the statute of limitations applicable to claims thereunder.

Pre-Closing Covenants

     Prior to the closing, Doble, the Selling Stockholders and ESCO Holding are required to comply with certain pre-closing covenants, which include:

o    for Doble to operate the Business in the ordinary course;

o    for Doble to provide ESCO Holding access to the Business and its employees;

o for the parties to make any filings necessary or advisable under any antitrust or competition laws;

o    for the parties to maintain the confidentiality of certain information;

o for the parties to give all notices and to obtain all permits and consents as may be required or appropriate in connection with the Transaction;

o for Doble to terminate discussions with all third parties regarding the potential sale of the Business and refrain from soliciting or facilitating any competing proposal to acquire the Business;

o for Doble to continue to indemnify Doble's officers and directors for six years from the closing to the extent provided in Doble's current bylaws and to obtain certain levels of insurance coverage for Doble's officers and directors; and

o for each Selling Stockholder to release each other Stockholder, Doble and certain other parties for any occurrence prior to and including the date of the Agreement.


Closing Conditions

     The obligation of each of ESCO Holding and the Selling Stockholders to consummate the Transaction is subject to a number of customary closing conditions. These include that the representations and warranties are true and correct in all material respects, that the covenants have been performed, that no litigation threatens the Transaction and that the waiting periods under applicable antitrust laws have expired. In addition, ESCO Holding's obligation to consummate the Transaction is subject to there being no facts or circumstances that have had, or would reasonably be expected to have, a material adverse effect on the financial condition or business of Doble, and to the receipt of certain title insurance coverage for real property owned by Doble.

Indemnification

     The Selling Stockholders have agreed to severally, in accordance with their ownership percentage of Doble, indemnify ESCO Holding, Doble and their respective officers and directors (together, "Indemnified Parties") for damages arising out of certain claims, including breaches of representations and warranties or covenants. The Selling Stockholders' obligation to indemnify the Indemnified Parties for breaches of representations and warranties shall not arise until all losses claimed by the Indemnified Parties exceed $1,500,000 (the "Deductible Amount"), and then will only apply to the amount in excess of the Deductible Amount up to the maximum amount of $22,500,000 held in escrow (the "Maximum"). Fourteen months after the closing, $12,500,000 of the Maximum shall be paid to the Selling Stockholders out of the escrow, subject to reduction for amounts previously paid to Indemnified Parties, outstanding claims and other deductions. The remainder of the Maximum will be paid to the Selling Stockholders out of the escrow twenty-four months after the closing, subject to reduction for outstanding claims and other deductions.

     Losses for certain claims of the Indemnified Parties are not subject to the Deductible Amount or the Maximum, including losses incurred by the Indemnified Parties relating to breaches of the covenants or fraud by Doble or the Selling Stockholders.

Termination

      The Agreement is subject to termination:

o    upon the written consent of the parties;

o by any party if (i) a government authority enacts a statute, rule or regulation or a court issues a judgment or order precluding the consummation of the Transaction, (ii) the Transaction has not been consummated by January 6, 2007, or (iii) the uncured breach by the other party of a representation, warranty or covenant would result in any of the conditions to closing not being satisfied; or

o by the Selling Stockholders if ESCO Holding lacks sufficient funds to consummate the Transaction. In certain circumstances, one of the parties may be required to pay a fee of $10.0 million upon termination.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.



Cautionary Statements

The Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the Transaction, the Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged among the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or any of its subsidiaries.

Item 9.01 Financial Statements and Exhibits

d)  Exhibits.


Exhibit
Number            Description of Exhibit

2.1* Stock Purchase and Sale Agreement, dated as of November 6, 2007, by and among ESCO Technologies Holding, Inc., ESCO Technologies Inc., Doble Engineering Company and the Stockholders of Doble Engineering Company.



* The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ESCO Technologies Inc.
Date: November 8, 2007
                                                     By: /s/ G.E. Muenster

                                                            G.E. Muenster

                                                     Senior Vice President and
                                                     Chief Financial Officer



                                                   EXHIBIT INDEX


Exhibit
Number            Description of Exhibit

2.1 Stock Purchase and Sale Agreement, dated as of November 6, 2007, by and among ESCO Technologies Holding, Inc., ESCO Technologies Inc., Doble Engineering Company and the Stockholders of Doble Engineering Company.